Exhibit 99.5

Customer FAQ Document

1.	What did Quest announce today?

Quest has entered into an agreement with Insight Venture Partners to take the Company private.

2.	What does it mean to “go private”? What will happen to current management?

The Company will no longer trade on a stock exchange but will instead be owned by a small number of investors, including Insight Venture Partners and Vinny Smith, who will maintain a significant ownership interest in the Company. The company will continue to be led by Vinny Smith as Chairman & CEO and Quest’s existing senior management team.

3.	Who is Insight Venture Partners? Why is Insight the right partner?

Insight Venture Partners is a leading private equity and venture capital firm focused on the global software, Internet and data services industries. As an early investor in Quest, Insight knows our Company well and is committed to being an even more important partner going forward to help the Company achieve its strategic goals.

4.	Why did the Board of Directors recommend in favor of taking the Company private at this time?

A Special Committee made up of independent and disinterested directors of the Quest Software Board conducted a review of the Company’s alternatives with its independent financial and legal advisors. The board determined that this transaction includes an attractive upfront premium for Quest’s stockholders in an all-cash transaction. The entire executive team is confident that this new structure will provide Quest with even greater flexibility in the marketplace as we execute our strategies to meet the needs of our customers.

5.	Will Quest continue to participate in the enterprise systems management software space? Will the Company operate differently?

Our market focus and industry direction remain unchanged. We expect to continue our track record of innovation to meet our customers’ technological requirements and continue our leadership in enterprise systems management software.

6.	What does this announcement mean to customers and channel partners?

Customers and partners are not going to see much difference, if any at all. We will continue to provide world-class service and products to all our clients.

7.	Will this have any impact on our customer contracts?

No. Our business will run as usual.

Additional Information and Where to Find It

The Company intends to file with the Securities and Exchange Commission (the “SEC”) a proxy statement and intends to furnish or file other materials with the SEC in connection with the proposed transaction. The definitive proxy statement will be sent or given to the stockholders of the Company and will contain important information about the proposed transaction and related matters. BEFORE MAKING ANY VOTING DECISION, QUEST’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND THOSE OTHER MATERIALS CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PROPOSED TRANSACTION. The proxy statement and other relevant materials (when they become available), and any other documents filed by Quest with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, security holders will be able to obtain free copies of the proxy statement from Quest by contacting Quest’s Investor Relations by telephone at (949) 754-8000, or by mail at Quest Software, Inc., 5 Polaris Way, Aliso Viejo, California 92656, Attention: Investor Relations, or by going to Quest’s Investor Relations page on its corporate website at www.quest.com.

Participants in the Solicitation

Quest and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Quest in connection with the proposed Merger. Information regarding the interests of these directors and executive officers in the transaction described herein will be included in the proxy statement described above. Additional information regarding these directors and executive officers is included in Quest’s proxy statement for its 2011 Annual Meeting of Stockholders, which was filed with the SEC on April 28, 2011.

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